Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Giga-tronics I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, no par value per share (2)	Other (2)	6,880,128	$0.875 (2)	$6,020,112	$110.20 per $1,000,000	$663.42

(1) Consists of Spin-Off Shares issuable to and distributable by Ault Alliance, Inc. to its shareholders in connection with the conversion of the Series F Convertible Preferred Stock held by Ault and the subsequent spin-off of the Spin-Off Shares underlying the Series F. Capitalized terms used herein have the meanings set forth in Prospectus which forms of the Registration Statement with which this Filing Fees Table is filed as Exhibit 107.

(2) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, and solely for the propose of calculating the registration fee, the fee for the Spin-Off is based on the estimated market value of the Spin-Off Shares as specified under Rule 457(c), which reflects the average of the high and low sale prices of the shares of common stock as of February 6, 2023 as reported on the OTCQB.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date